Exhibit 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned certify, pursuant to 18 U.S.C.§ 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

  the Quarterly Report on Form 10-Q of Community Bankshares, Inc. (the "Company") for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

  the information contained in the Report fairly presents, in all material respects, the  financial condition and result of operations of the Company.

Dated: August 13, 2002	/s/ J. Alton Wingate J. Alton Wingate President and Chief Executive Officer
Dated: August 13, 2002	/s/ Harry L. Stephens Harry L. Stephens Executive Vice President and Chief Financial Officer